UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)

(718) 286-7900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)        On December 8, 2022, JetBlue Airways Corporation (the “Company”) and Mr. Robin Hayes, the Company’s Chief Executive Officer, executed an amendment to Mr. Hayes’ employment agreement, extending his term of employment for an additional two years, through September 1, 2025. The remaining terms of Mr. Hayes’ employment agreement are unchanged.

The Board of Directors of the Company approved this change to Mr. Hayes’ employment agreement, at the recommendation of the Compensation Committee.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Number	Description

10.41(d)	Amendment No. 4 to the Employment Agreement between JetBlue Airways Corporation and Robin Hayes, dated December 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	December 9, 2022	By:	/s/ Al Spencer
Al Spencer
Vice President, Controller and Principal Accounting Officer